UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under to §240.14a-12

GLADSTONE INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Commencing December 20, 2023, a video message with the following script is expected to be used by Gladstone Investment Corporation to solicit votes in connection with its special meeting of stockholders.

Hello. I’m David Gladstone, Chairman & CEO of Gladstone Investment Corporation. On behalf of the entire Gladstone Group, we’d like to thank you for being a loyal shareholder.

We have an upcoming meeting of shareholders that we recently had to adjourn because we didn’t have enough shareholder participation.

I’m reaching out today because your voice is important. I need you to vote your shares.

You have three options in voting. You can vote FOR, you can vote AGAINST, and you can also vote to ABSTAIN. By voting, it will remove you from any additional solicitation efforts that are going on.

I’m asking you to please vote. Voting is quick and easy. You can mail your voting card in. You can also go to PROXYVOTE.COM by entering your control number and vote. You can also vote by phone; they do have an 800 number for you to call and vote. That number is 833-786-5514.

Once again, on behalf of all of our people here at your company, thank you for being a loyal shareholder and I really do thank you if you’ll vote today.